Exhibit 99.1
Earnings Release

IRET Announces Fiscal Third Quarter 2018 Results

MINOT, N.D., March 12, 2018 – IRET (NYSE: IRET) announced today its fiscal third quarter 2018 financial and operating results. Net income and Funds from Operations (“FFO”) per share for the three and nine months ended January 31, 2018, are detailed below. Core FFO adjusts FFO for certain non-routine items, and both FFO and Core FFO are reconciled to net income in the tables accompanying this earnings release.

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
Per Share	2018	2017	2018	2017
Net Income	$1.12	$0.16	$1.06	$0.03
FFO	$0.04	$0.09	$0.21	$0.33
Core FFO	$0.09	$0.12	$0.30	$0.35

	Quarterly Comparison	Sequential Comparison	YTD Comparison
Multifamily Same-Store Results	3Q18 vs. 3Q17	3Q18 vs. 2Q18	3Q18 vs. 3Q17
Revenues	5.2%	(0.1)%	4.3%
Expenses	4.5%	(6.7)%	11.3%
Net Operating Income (“NOI”)	5.8%	6.1%	(1.2)%

Multifamily Same-Store Results	3Q18	2Q18	3Q17
Physical Occupancy	95.2%	95.2%	92.3%
Weighted Average Occupancy	94.0%	93.1%	91.4%
“Today marks the moment IRET can be considered a multifamily real estate company,” said Mark O. Decker, Jr., IRET’s President and CEO. “With the previously-announced sales of our healthcare properties, apartment communities now comprise more than 90% of our portfolio, and with the pending acquisition in Denver, our redeployment is nearly finished. Our team completed the transformation we set out to achieve, and we can now focus the full attention of our organization on improving our operational performance and growing and refining our apartment portfolio.”
Third Quarter Fiscal Year 2018 Highlights

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Substantially completed our transformation into a focused multifamily company by closing the sale of 27 of our 28 healthcare properties for an aggregate sale price of approximately $400.8 million. The final property remains under contract for sale pending the satisfaction of certain closing conditions. We used the proceeds from the sale of these assets to fund acquisitions and reduce debt.

•
Closed the acquisition of Dylan, a 274-home apartment community in Denver, Colorado, completing our inaugural investment in another top-25 MSA. Subsequent to quarter-end, we entered into a purchase agreement to acquire Westend, another Denver apartment community with 390 homes. Denver has a healthy and diverse economy and, together with Minneapolis-St. Paul, will be a key market in IRET’s push to achieve portfolio growth, geographic diversity, and operating efficiencies.

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•
Achieved quarterly same-store NOI growth of 5.8% over the same period in the prior year, representing the first positive result in over two years. This performance was driven by revenue growth of 5.2%, due primarily to a 4.4% increase in occupancy, and expense growth of 4.5%. The reduction in expense growth this quarter compared to the 15.0% increase in first half of fiscal 2018 is due, in part, to a decrease in snow removal costs and a reduction in accruals related to self-funded healthcare costs.

•	Reduced debt from $928.0 million to $692.9 million during the quarter and have $116.8 million of restricted cash available to deploy toward future acquisitions.

•	Closed a $70 million unsecured term loan that expires in 2023 and executed a swap agreement to synthetically fix the interest rate for the full duration of the loan.
Acquisitions
We added one new property to our portfolio during the quarter:

			(in thousands)
Property Name	Location	Total Units	Total Cost	% Occupied as of 1/31/2018
Dylan	Denver, CO	274	$90,600	81.4%
Subsequent to quarter-end, we entered into a purchase agreement to acquire Westend, another Denver apartment community with 390 homes.
Dispositions
During the quarter, we sold 27 healthcare properties for $400.8 million, two other properties for $35.4 million, and two multifamily properties for $6.7 million.
Subsequent to quarter-end, we sold a commercial property and adjacent parcel of unimproved land in Bismarck, ND, for an aggregate sale price of $5.5 million.
Balance Sheet
At the end of the third quarter, we had $174.8 million of total liquidity on our balance sheet, including $152.2 million available on our corporate revolver.
During the quarter, we repurchased and retired approximately 152,000 common shares and redeemed approximately 450,000 Units for an aggregate cost of approximately $3.5 million, representing an average price of approximately $5.78 per share. We also closed on a $70 million unsecured term loan that matures in 2023 and executed a swap agreement to synthetically fix the interest rate for the full duration of the loan.
Quarterly Distributions
On March 5, 2018, IRET’s Board of Trustees declared a regular quarterly distribution of $0.07 per share/unit payable on April 2, 2018, to common shareholders and unitholders of record on March 15, 2018. This distribution will be the 188th consecutive quarterly distribution paid by IRET since its inception in 1970. It represents an annualized rate of $0.28 per share/unit with an annualized yield of 5.9% based on IRET’s closing share price as of March 9, 2018.
The Board of Trustees also declared a distribution of $0.4140625 per share on the 6.625% Series C Cumulative Redeemable Preferred Shares (NYSE: IRET PRC) payable on April 2, 2018, to holders of record on March 15, 2017. Series C preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $1.65625 per share.

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Earnings Call

Live webcast and replay: http://ir.iretapartments.com

Live Conference Call		Conference Call Replay
Tuesday, March 13, 2018, at 10:00 AM ET		Replay available until March 27, 2018
USA Toll Free Number	1-877-509-9785	USA Toll Free Number	1-877-344-7529
International Toll Free Number	1-412-902-4132	International Toll Free Number	1-412-317-0088
Canada Toll Free Number	1-855-669-9657	Canada Toll Free Number	1-855-669-9658
		Conference Number	10117418
Supplemental Information
Supplemental Operating and Financial Data for the Quarter Ended January 31, 2018 (“Supplemental Information”), is available in the Investors section on IRET’s website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.  Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and reconciled in the Supplemental Information, which accompanies this earnings release.
About IRET
IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of multifamily apartment communities. As of January 31, 2018, IRET owned interests in 89 multifamily properties consisting of 13,786 apartment homes.  IRET's common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET and IRET PRC, respectively).
Forward Looking Statements
Certain statements in this press release are based on our current expectations and assumptions, and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of those words and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance our expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements as these statements are subject to known and unknown risks, uncertainties, and other factors beyond our control and could differ materially from our actual results and performance. Such risks and uncertainties are detailed from time to time in our filings with the SEC, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, in subsequent quarterly reports on Form 10-Q and in other public reports. We assume no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.

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IRET
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
IRET TO FFO AND CORE FFO
z

	(in thousands, except per share amounts)
Three Months Ended January 31,	2018			2017
	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)
Net income attributable to controlling interests	$136,105			$23,110
Less dividends to preferred shareholders	(1,766)			(2,503)
Less redemption of preferred shares	(8)			(1,435)
Net loss available to common shareholders	134,331	119,741	$1.12	19,172	121,255	$0.16
Adjustments:
Noncontrolling interest – Operating Partnership	16,236	14,434		2,525	16,120
Depreciation and amortization	19,017			12,933
Gains on depreciable property sales attributable to controlling interests	(163,791)			(21,972)
FFO applicable to Common Shares and Units(1)	$5,793	134,175	$0.04	$12,658	137,375	$0.09

Adjustments to Core FFO:
Lease termination fees	—			(7)
Loss on extinguishment of debt	6,787			1,907
Redemption of Preferred Shares	8			1,435
Core FFO applicable to common shares and Units(1)	$12,588	134,175	$0.09	$15,993	137,375	$0.12

(1)	Units of the Operating Partnership are exchangeable for cash or, at our discretion, Common Shares on a one-for-one basis.

(2)	Net income attributable to IRET is calculated on a per Common Share basis. FFO is calculated on a per Common Share and Unit basis.

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IRET
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
IRET TO FFO AND CORE FFO

	(in thousands, except per share amounts)
Nine Months Ended January 31,	2018			2017
	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)
Net income (loss) attributable to controlling interests	$137,662			$13,067
Less dividends to preferred shareholders	(6,864)			(8,260)
Less redemption of preferred shares	(3,657)			(1,435)
Net income available to common shareholders	127,141	120,102	$1.06	3,372	121,175	$0.03
Adjustments:
Noncontrolling interest – Operating Partnership	15,365	14,768		403	16,229
Depreciation and amortization	67,030			39,341
Impairment of real estate investments attributable to controlling interests	256			39,190
Gains on depreciable property sales attributable to controlling interests	(181,477)			(37,330)
FFO applicable to Common Shares and Units(1)	$28,315	134,870	$0.21	$44,976	137,404	$0.33

Adjustments to Core FFO:
Lease termination fees	—			(7)
Loss on extinguishment of debt	7,326			1,979
Redemption of Preferred Shares	3,657			1,435
Severance and transition costs	650			—
Core FFO applicable to common shares and Units(1)	$39,948	134,870	$0.30	$48,383	137,404	$0.35

(1)	Units of the Operating Partnership are exchangeable for cash or, at our discretion, Common Shares on a one-for-one basis.

(2)	Net income attributable to IRET is calculated on a per Common Share basis. FFO is calculated on a per Common Share and Unit basis.

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IRET
RECONCILIATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Three Months Ended January 31, 2018	Multifamily	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$41,279	$1,975	$—	$43,254
Real estate expenses	18,231	549	1,255	20,035
Net operating income (loss)	$23,048	$1,426	$(1,255)	$23,219
Depreciation and amortization				(18,390)
General and administrative expenses				(3,011)
Interest expense				(9,236)
Loss on debt extinguishment				(285)
Interest and other income				433
Loss before gain on sale of real estate and other investments and income from discontinued operations				(7,270)
Gain on sale of real estate and other investments				12,387
Income from continuing operations				5,117
Income from discontinued operations				146,811
Net income				$151,928

(1)	Consists of offsite costs for property management and casualty-related amounts, which are excluded in our assessment of segment performance.

	(in thousands)
Three Months Ended January 31, 2017	Multifamily	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$36,171	$4,057	$—	$40,228
Real estate expenses	16,336	1,000	1,283	18,619
Net operating income (loss)	$19,835	$3,057	$(1,283)	$21,609
Depreciation and amortization				(10,787)
General and administrative expenses				(4,172)
Interest expense				(8,832)
Loss on debt extinguishment				(458)
Interest and other income				427
Loss before gain on sale of real estate and other investments and income from discontinued operations				(2,213)
Gain on sale of real estate and other investments				2,437
Income from continuing operations				224
Income from discontinued operations				24,965
Net income				$25,189

(1)	Consists of offsite costs for property management and casualty-related amounts, which are excluded in our assessment of segment performance.

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IRET
RECONCILIATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Nine Months Ended January 31, 2018	Multifamily	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$119,444	$7,936	$—	$127,380
Real estate expenses	54,584	2,102	4,204	60,890
Net operating income (loss)	$64,860	$5,834	$(4,204)	$66,490
Depreciation and amortization				(60,998)
Impairment of real estate investments				(256)
General and administrative expenses				(10,131)
Interest expense				(25,876)
Loss on debt extinguishment				(818)
Interest and other income				916
Loss before gain on sale of real estate and other investments and income from discontinued operations				(30,673)
Gain on sale of real estate and other investments				17,835
Loss from continuing operations				(12,838)
Income from discontinued operations				164,626
Net income				$151,788

(1)	Consists of offsite costs for property management and casualty-related amounts, which are excluded in our assessment of segment performance.

	(in thousands)
Nine Months Ended January 31, 2017	Multifamily	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$107,400	$11,307	$—	$118,707
Real estate expenses	46,781	2,787	4,002	53,570
Net operating income (loss)	$60,619	$8,520	$(4,002)	$65,137
Depreciation and amortization				(33,193)
Impairment of real estate investments				(54,153)
General and administrative expenses				(11,195)
Interest expense				(26,033)
Loss on debt extinguishment				(458)
Interest and other income				685
Loss before gain on sale of real estate and other investments and income from discontinued operations				(59,210)
Gain on sale of real estate and other investments				11,292
Loss from continuing operations				(47,918)
Income from discontinued operations				44,803
Net loss				$(3,115)

(1)	Consists of offsite costs for property management and casualty-related amounts, which are excluded in our assessment of segment performance.

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